1



                                                      1940 Act File No. 811-7774

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940      X

    Amendment No. 28 .......................................         X
                  ---                                             ----


                            BT INVESTMENT PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010
                (Address of Principal pursuant Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)
Copies to:

Jay S. Neuman, Esquire                    Burton M. Leibert, Esq.
Federated Investors Tower                 Willkie Farr & Gallagher
Pittsburgh, Pennsylvania 15222-3779       787 Seventh Avenue
(Name and Address of Agent for Service)   New York, New York 10019-6099
      ......

                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

BT Investment Portfolios is comprised of fifteen portfolios. This Amendment to the Registration Statement relates only to BT Enhanced Stable Value Portfolio.


BT Investment Portfolios
BT Enhanced Stable Value Portfolio

PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A. Item 4. General Description of Registrant.

BT Investment Portfolios (the "Trust") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on March 27, 1993. Beneficial interests in the Trust are divided into separate series, each having a distinct investment objectives and policies, one of which, BT Enhanced Stable Value Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. The investment objective of the Portfolio is to provide investors with a high level of current income while seeking to maintain a stable NAV per Share. The Portfolio seeks to accomplish this investment objective by investing in a diversified portfolio of fixed income securities, money market instruments, futures, options and other instruments and by entering into wrapper agreements with financial institutions, such as insurance companies and banks, which are intended to stabilize the NAV per Share of the Portfolio. Bankers Trust Company ("Bankers Trust") is the investment adviser (the "Adviser") of the Portfolio. Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust or any other banking or depository institution. Investments in the Portfolio are not federally guaranteed or insured by the Federal Deposit Insurance Corporation, the U.S. government, the Federal Reserve Board or any other agency and are subject to investment risk including possible loss of principal amount invested. Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio's investment objectives and policies and risk factors associated with investments in the Portfolio from the sections entitled "Investment Objectives, Policies, Practices and Risk Factors," and "Information Concerning Master-Feeder Fund Structure," in the prospectus of BT Investment Funds-BT Enhanced Stable Value Fund (the "Feeder Fund") ( the "Feeder Fund Prospectus"). Further information about the risk factors associated with investments in the Portfolio is incorporated herein by reference from the section entitled "Appendix" in the Feeder Fund's Statement of Additional Information (the "Feeder Fund SAI"). Item
5. Management of the Fund Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Summary of Fund Expenses" and "Management of the Trust and Portfolio" in the Feeder Fund Prospectus. Item 6. Capital Stock and Other Securities. The Trust was organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust, such as the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Trust has fifteen series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, Pacific Basin Equity Portfolio, Latin American Equity Portfolio, Global High Yield Securities Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, Equity 500 Equal Weighted Index Portfolio, U.S. Bond Index Portfolio, BT PreservationPlus Portfolio, International Small Company Equity Portfolio, Global Emerging Markets Equity Portfolio and BT Enhanced Stable Value Portfolio. Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Net Asset Value," "Purchasing Shares" and "Redeeming Shares," "Dividends and Capital Gains Distributions" and "Tax Considerations" in the Feeder Fund Prospectus. The net asset value of the Portfolio is determined each day on which the New York Stock Exchange ("NYSE") is open for trading("Fund Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940 (the "1940 Act")). This determination is made as of the close of regular trading on the NYSE with is currently 4:00 p.m., Eastern time (the "Valuation Time"). Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. At each Valuation Time on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio. The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and distributed monthly to the investors in the Portfolio. Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. Item 7. Purchase of Securities Being Offered Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. An investment in the Portfolio may be made without a sales charge. All investments are made at the net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Fund Business Day. The Portfolio's portfolio securities are valued primarily on the basis of market quotations or, if quotations are not readily available, by a method which the Board of Trustees believes accurately reflects fair value.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank) or securities acceptable to the Portfolio. The Trust and Edgewood Services, Inc. ("Edgewood") reserve the right to cease accepting investments in the Portfolio at any time or to reject any investment order. The placement agent for the Portfolio is Edgewood. The principal business address of Edgewood is 5800 Corporate Drive, Pittsburgh, Pennsylvania, 15237-5829. Edgewood receives no additional compensation for serving as the placement agent for the Portfolio. Registrant incorporates by reference information concerning the computation of net asset value and valuation of the Portfolio's assets from the sections entitled "Net Asset Value," "Purchasing Shares" and "Redeeming Shares" in the Feeder Fund Prospectus. Item 8. Redemption or Purchase. An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Fund Business Day the withdrawal is effected, but in any event within seven calendar days following receipt of the request. The Portfolio reserve the right to pay redemptions in kind. Investments in the Portfolio may not be transferred. The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. Item 9. Pending Legal Proceedings. Not applicable.



11






BT Investment Portfolios
BT Enhanced Stable Value Portfolio

PART B

Item 10. Cover Page.

Not applicable.

Item 11. Table of Contents.

General Information and History...................................1
Investment Objectives and Policies................................1
Management of the Fund............................................1
Control Persons and Principal Holders of Securities ..............1
Investment Advisory and Other Services............................1
Brokerage Allocation and Other Practices..........................2
Capital Stock and Other Securities................................2
Purchase, Redemption and Pricing of Securities....................2
Tax Status........................................................3
Underwriters......................................................3
Calculation of Performance Data...................................3
Financial Statements..............................................3

Item 12. General Information and History.

Not applicable.

Item 13. Investment Objectives and Policies.

Part A of this registration statement contains additional information about the investment objective and policies of BT Enhanced Stable Value Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objectives, Policies and Restrictions" and "Appendix" in the statement of additional information of BT Investment Funds-BT Enhanced Stable Value Fund (the "Feeder Fund") (the "Feeder Fund SAI").

Item 14. Management of the Fund.

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trusts" in the Feeder Fund SAI.

Item 15. Control Persons and Principal Holders of Securities.

As of August 11, 1998, the BT Investment Funds-BT Enhanced Stable Value Fund owned approximately 100% of the value of the outstanding interests in the Portfolio. Because the Fund controls the Portfolio, it may take actions without the approval of any other investor in the Portfolios or any other series of the Trust, as the case may be.

The Fund has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 16. Investment Advisory and Other Services.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trusts" in the Feeder Fund SAI.

Item 17. Brokerage Allocation and Other Practices.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objective, Policies and Restrictions--Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

Item 18. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolio. No series of the Trust has any preference over any other series. Investors in the Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolio and the other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolio, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Trust by written notice to its investors.

The Trust is organized as a trust under the laws of the State of New York. Investors in the Portfolio or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of the Portfolio or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants. Upon liquidation or dissolution of any series of the Trust, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

Item 19. Purchase, Redemption, and Pricing of Securities Being Offered.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 4, "General Description of Registrant,"
Item 7, "Purchase of Securities Being Offered" and Item 8, "Redemption or Repurchase" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Assets; Redemptions and Purchases in Kind" in the Feeder Fund SAI.

Item 20. Tax Status.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund SAI.

It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Item 21. Underwriters.

The placement agent for the Trust is Edgewood Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 22. Calculation of Fund Performance Data.

Not applicable.

Item 23. Financial Statements.

The Portfolio's financial statements will be filed by Amendment.




PART C      OTHER INFORMATION

Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and 24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS
 ......(a)   Financial Statements:
            To be filed by amendment.

      (b)   Exhibits:

      (l) Declaration of Trust of the Registrant; 3 (i) Fist Amendment to Declaration of Trust; * (ii) Second Amendment to Declaration of Trust; * (iii) Third Amendment to Declaration of Trust; * (iv) Fourth Amendment to Declaration of Trust; * (v) Fifth Amendment to Declaration of Trust; * (vi) Sixth Amendment to Declaration of Trust; *
            (vii) Conformed copy of Amendment No. 7 to Declaration of
                  Trust of BT Investment Portfolios; 7
            (viii)Conformed copy of Amendment No. 8 to Declaration of Trust of
                  BT Investment Portfolios; 10
      (2)   By-Laws of the Registrant; 3
      (3)   Not Applicable
      (4)   Not Applicable
      (5)   (i)   Conformed copy of Investment Advisory Agreement between the
                  Registrant and Bankers Trust Company
("Bankers Trust"); 3
            (ii)  Sub-Investment Advisory Agreement between Bankers Trust and
                  BT Fund Managers International Limited; 2
            (iii) Schedule of fees under Investment Advisory
                  Agreement; 4
            (iv)  Conformed Copy of Investment Advisory Agreement between
                  International Equity Portfolio and the Registrant and
                  Bankers Trust; 12
            (v)   Form of Investment Advisory Agreement for Pacific Basin
                  Equity Portfolio; 12
            (vi)  Form of Sub-Investment Advisory Agreement for Pacific Basin
                  Equity Portfolio; 12
            (vii) Copy of Exhibit A to Investment Advisory Agreement; 12
-----------------------------------
* Previously filed.
+ All exhibits have been filed electronically.
2. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on September 20, 1993. 3. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995. 4. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996. 7. Incorporated by reference to Amendment No. 13 to Registrant's Registration Statement as filed with the Commission on January 30, 1997. 10. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997. 12 Incorporated by reference to Amendment No. 24 to Registrant's Registration Statement as filed with the Commission on April 30, 1998.

      (6)   Not Applicable
      (7)   Not Applicable
      (8) Conformed copy of Custodian Agreement between Bankers Trust Company and BT Investment Portfolios; 11
            (i)   Conformed copy of Amendment #1 to Exhibit A of the Custodian
                  Agreement; 12
            (ii)  Conformed copy of Amendment #2 to Exhibit A of the
                  Custodian Agreement; 12
            (iii) Conformed copy of Cash Services Addendum to the
                   Custodian Agreement; 15
      (9)   Administration and Services Agreement between the
             Registrant and Bankers Trust; 1
            (i)   Conformed Copy of Exclusive Placement Agent
                  Agreement; 8
            (ii)  Copy of Exhibit A to Exclusive Placement Agent
                  Agreement; 14
            (iii) Copy of Exhibit D to the Administration and Services
                  Agreement; 12
      (10)  Not Applicable
      (11)  Not Applicable
      (12)  Not Applicable
      (13)  (i)   Investment Representation letters of
                  initial investors; 1
            (ii)  Investment Representation Letters of Initial
                  Investors, EAFE(R) Equity Index Portfolio, U.S. Bond
                  Index Portfolio, Equity 500 Equal Weighted Index Portfolio,
                  Small Cap Index Portfolio; 4
      (14)  Not Applicable
      (15)  Not Applicable
      (16)  Not Applicable
      (17) Copy of Financial Data Schedules; 15 (18) Not Applicable (19) Conformed copy of Power of Attorney; 8

ITEM 25. Persons Controlled by or Under Common Control with Registrant:

      None
-----------------------------------

+ All exhibits have been filed electronically.

     1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.

     4.   Incorporated   by  reference  to  Amendment  No.  10  to  Registrant's
          Registration Statement as filed with the Commission on January 1, 1996.

     8.   Incorporated   by  reference  to  Amendment  No.  15  to  Registrant's
          Registration Statement as filed with the Commission on February 28, 1997.

     11.  Incorporated   by  reference  to  Amendment  No.  18  to  Registrant's
          Registration Statement as filed with the Commission on May 19, 1997.

     12   Incorporated   by  reference  to  Amendment  No.  24  to  Registrant's
          Registration Statement as filed with the Commission on January 28, 1998.

     14.  Incorporated   by  reference  to  Amendment  No.  26  to  Registrant's
          Registration Statement as filed with the Commission on July 3, 1997.

     15.  Incorporated   by  reference  to  Amendment  No.  27  to  Registrant's
          Registration Statement as filed with the Commission on July 1, 1998.

ITEM 26. Number of Holders of Securities.

Title of Class                            Number of Record Holders
                                          as of August 6, 1998
Latin American Equity Portfolio                       2
Pacific Basin Equity Portfolio                        2
Global High Yield Securities Portfolio                2
Small Cap Portfolio                                   2
Liquid Assets Portfolio                               2
Asset Management Portfolio II                         2
Asset Management Portfolio III                        2
U.S. Bond Index Portfolio                             3
Equity 500 Equal Weighted Index Portfolio             2
Small Cap Index Portfolio                             3
EAFE(R) Equity Index Portfolio                        2
BT Preservation Plus Portfolio                        2
International Small Company Equity Portfolio          2
Global Emerging Markets Equity Portfolio              2
BT Enhanced Stable Value Portfolio                    0

ITEM 27. Indemnification; 5

ITEM 28. Business and Other Connections of Investment Adviser:

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust New York Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C. Daniel Trust.


5.   Incorporated   by  reference  to   Post-Effective   Amendment   No.  11  to
     Registrant's Registration Statement as filed with the Commission on January 29, 1996.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust New York Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group pic.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust New York Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust
Company;   Director,   Boston  Scientific  Corporation;   and  Director,   Xerox
Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust New York Corporation and Bankers Trust Company; Director, bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of Bankers Trust New York Corporation and Bankers Trust Company; Director, 1136 Tenants Corporation; and Director, ABA Securities Association.

Item 29.    Principal Underwriters:

            (a) Edgewood Services, Inc. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant: BT Advisor Funds, BT Institutional Funds, BT Investment Funds, BT Pyramid Mutual Funds, Deutsche Portfolios, Deutsche Funds, Inc., Excelsior Funds, Excelsior Funds, Inc., (formerly, UST Master Funds, Inc.), Excelsior Institutional Trust, Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), FTI Funds, FundManager Portfolios, Great Plains Funds, Marketvest Funds, Marketvest Funds, Inc., Old Westbury Funds, Inc., Robertsons Stephens Investment Trust, WesMark Funds and WCT Funds.
            (b)

         (1)                           (2)                        (3)
Name and Principal            Positions and Offices        Positions and Offices
 Business Address                With Distributor             With Registrant
Lawrence Caracciolo           Director, President,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Arthur L. Cherry              Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

J. Christopher Donahue        Director,                           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Ronald M. Petnuch             Vice President,                     President
5800 Corporate Drive          Edgewood Services, Inc.             and Treasurer
Pittsburgh, PA 15237-5829

Thomas P. Schmitt             Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Thomas P. Sholes              Vice President,                     --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Ernest L. Linane              Assistant Vice President,           --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

S. Elliott Cohan              Secretary,                          Assistant
5800 Corporate Drive          Edgewood Services, Inc.             Secretary
Pittsburgh, PA 15237-5829

Thomas J. Ward                Assistant Secretary,                --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

Kenneth W. Pegher, Jr.        Treasurer,                          --
5800 Corporate Drive          Edgewood Services, Inc.
Pittsburgh, PA 15237-5829

(c)   None

ITEM 30. Location of Accounts and Records:

Registrant:                         5800 Corporate Drive
                                    Pittsburgh, Pennsylvania 15237-7010

Bankers Trust Company:              130 Liberty Street,
(Investment Adviser, Custodian      New York, New York 10006.
and Administrator)

Investors Fiduciary Trust Company:  127 West 10th Street,
(Transfer Agent and Dividend        Kansas City, MO 64105.
Distribution Agent)

Edgewood Services, Inc.:            5800 Corporate Drive
(Placement Agent                    Pittsburgh, Pennsylvania 15237-5829
and Sub-Administrator)

ITEM 31. Management Services:
            Not Applicable

ITEM 32. Undertakings
            Not Applicable

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this 28th amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Pittsburgh and the Commonwealth of Pennsylvania, on the 6th day of August, 1998.

                            BT INVESTMENT PORTFOLIOS


                              By: /s/ Jay S. Neuman
                              Jay S. Neuman, Secretary
                                 August 6, 1998